                                                                   EXHIBIT 10.20

 Amended and Restated Human Glucagon, Analogues of Human Glucagon, Analogs of
                        Human Insulin Letter Agreement

WHEREAS, ZGI, formerly an indirectly wholly owned subsidiary of NN, is engaged generally in the research and development of biopharmaceutical products;

WHEREAS, NN and ZGI have settled NN's ongoing royalty obligation under this Agreement for product known as NovoRapid(R), a human insulin analogue, pursuant to a License Agreement having an effective date of September 28, 2000; and

WHEREAS, NN and ZGI wish to clarify the scope of this Agreement by deleting analogues of human insulin therefrom;

NOW, THEREFORE, AS OF SEPTEMBER 28, 2000, THE PARTIES AGREE TO RESTATE THEIR AGREEMENT AS FOLLOWS:

Pursuant to Section 6 of the Agreement dated August 6, 1982, between ZymoGenetics, Inc. (formerly Zymos Corporation) and Novo Industri A/S (the "Agreement") and with reference to our discussions at Novo on January 22, 1987, we write to confirm the Agreement of ZymoGenetics, Inc. to the following terms and conditions:

     1. ZymoGenetics, Inc. ("ZYMO") hereby grants to Novo Industri A/S ("NOVO") a perpetual, exclusive, irrevocable, worldwide license (with the right to sublicense) to manufacture, have manufactured, use and sell Human Glucagon and Analogues of Human Glucagon through the use of Insulin Organisms, Technical Information and/or any Patents, the terms "Insulin Organisms", "Technical Information" and "Patents", having in this document the same meanings as in the Agreement.

     2. In consideration of receiving the aforesaid license, NOVO shall make payments to ZYMO as set forth below:

         (a)  Definitions:

              (i) "Participation Year" shall mean each successive twelve (12) month period commencing on the date of the First Commercial Sale;

              (ii) "Net Sales" shall gross revenues to the NOVO Group from the sale of Glucagon and/or Analogues of Glucagon produced through the use of Insulin Organisms, Technical Information and/or Patents under this license realized in each participation Year less:

                       - insurance and delivery charges paid or allowed by the NOVO Group;

                       -  trade and cash discounts and commissions;

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                       -  returns, credits or allowances; and

                       - sales and excise taxes, duties or other governmental charges (other than taxes on the NOVO Group's profits). Net sales shall not include sales between members of the NOVO Group.

              (iii) "First Commercial Sale" shall mean with respect to Glucagon or Analogues of Glucagon the first sale of each produced through use of Insulin Organisms, Technical Information and/or Patents under this license by a member of the NOVO Group to any company not a member of the NOVO Group for consideration in an arms-length transaction.

         (b)  Payments:

              An amount with respect to each Participation Year equal to [ * ] in aggregate Net Sales of Glucagon and Analogues of Glucagon, [ * ] Net Sales.

         (c)  Term:

              The obligation of NOVO to make such payments shall commence with respect to each country where Glucagon or Analogues of Glucagon are sold under this license on the date of the First Commercial Sales of such product and shall continue until December 31, 2000, or, subject to the terms of Section 7(b) of the Agreement, for the normal life of any Patents licensed in respect of each country, whether such normal life is shorter or longer.

         (d) If NOVO enters into any sublicense, other than a sublicense to a member of the NOVO Group, pursuant to the provisions hereof, it shall pay to ZYMO [ * ] of the aggregate amount of any royalties received by NOVO in connection with such sublicense.

     3. The provisions of Sections 1(a), (b), (d), (g), (h), (i) and (j), 7 (except 7(d) and (g)), 10, 11, 12, 13, 14, 15, 16 and 17 of the Agreement
     are incorporated herein by reference and made a part hereof as if fully set out herein. The provisions of Sections 7(m), (n) and (o) shall apply with equal force to Human Glucagon and Analogues of Human Glucagon.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

          IN WITNESS WHEREOF, NOVO and ZYMO have caused this amended and restated Agreement to be executed in their names by their properly and duly authorized officers or representatives.



Novo Nordisk A/S


/s/ Lars K. Sorensen                   /s/ ILLEGIBLE
----------------------------------     --------------------------------------
Lars Rebien Sorensen                   Mads Krogsgaard Thomsen
Corporate Executive Vice President     Corporate Vice President, Health Care
                                       Discovery and Pre-Clinical Development


ZymoGenetics, Inc.


/s/ Bruce L.A. Carter
---------------------
Bruce L.A. Carter
President & CEO

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.